UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                     September 28, 1998 (September 24, 1998)
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                Date of Report (Date of earliest event reported)



                       Everest Reinsurance Holdings, Inc.
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             (Exact name of registrant as specified in its charter)



             Delaware                   1-13816                22-3263609
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   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)            File Number)          Identification No.)



                              477 Martinsville Road
                                  P.O. Box 830
                      Liberty Corner, New Jersey 07938-0830
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             (Address of principal executive offices)      (Zip Code)



   Registrant's telephone number, including area code:     (908) 604-3000
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


                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.
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                  On September 24, 1998, the Board of Directors (the "Board") of
Everest Reinsurance Holdings, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The dividend is payable as of the close of business on October 8, 1998 to stockholders of record as of the close of business on that date. Each Right will entitle the registered holder thereof until October 8, 2008 (or, if earlier, the redemption or exchange of the Rights) to purchase from the Company one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at an exercise price of $155.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 24, 1998 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

                  The Rights will be represented by the Common Stock certificates, and will not be exercisable or transferable apart from the Common Stock, until the earlier of (i) the tenth day after the public announcement that a person or group of affiliated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) the tenth business day after the commencement of, or the announcement of an intention to commence (or such later date as may be determined by the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being referred to herein as the "Distribution Date"). Separate certificates representing the Rights will be mailed to holders of the Common Stock as soon as practicable after the Distribution Date, unless earlier redeemed or exchanged, and could then begin trading separately from the Common Stock. The Rights will not have any voting rights or be entitled to dividends.

                  In the event that, after a person or group has become an Acquiring Person, (i) the Company engages in a merger or business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will entitle its holder to purchase, at the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. Alternatively, if a person or group has become an Acquiring Person, each Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the Purchase Price.

                  The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, at any time prior to the time that a person or group becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights will expire on October 8, 2008 (unless earlier redeemed or exchanged).

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, for shares of the Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustment.

                  The terms of the Rights may be amended by the Board without the consent of the holders of the Rights in any manner which the Board deems necessary or desirable. From and after such time as any person or group has become an Acquiring Person, no amendment may adversely affect the interests of the holders of the Rights.

                  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each Preferred Share will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least

1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                  As of September 24, 1998 there were 50,345,904 shares of Common Stock issued and outstanding (and 507,801 shares were held by the Company in its treasury). One Right will be distributed to stockholders of the Company for each share of Common Stock owned by them on October 8, 1998. As long as the Rights are attached to the Common Stock, the Company currently intends to issue one Right with each new share of Common Stock so that all such shares will have attached Rights. 200,000 Preferred Shares have been reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that a person or group has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock because until such time the Rights may be redeemed by the Company at the Redemption Price.

                  The Rights Agreement setting forth the terms of the Rights, which includes as exhibits thereto the form of Certificate of Designation specifying the terms of the Preferred Shares and the form of Right Certificate, is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights and the Preferred Shares is qualified in its entirety by reference to such exhibit.



Item 7.  Financial Statements and Exhibits.
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         4.1.   Rights  Agreement,  dated  as  of  September  24, 1998,  between
                Everest  Reinsurance  Holdings,  Inc.  and  First  Chicago Trust
                Company  of  New York,  as  Rights  Agent.  The Rights Agreement
                includes  as  exhibits  thereto  the  form  of  Certificate   of
                Designation specifying the terms of the Preferred Shares and the form of Right Certificate. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of (i) the tenth day after public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) the tenth business day after the commencement of, or the announcement of an
                intention  to  commence,  a   tender  or  exchange   offer   the
                consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock.

         99.    Press release of the Company dated September 24, 1998.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EVEREST REINSURANCE HOLDINGS, INC.
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                                                     (Registrant)

                                          By /S/JANET J. BURAK
                                             -------------------------------
                                             Janet J. Burak
                                             Senior Vice President,
                                              Secretary and General Counsel



Date:  September 28, 1998

                                  EXHIBIT INDEX



Exhibit
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   4.1.           Rights  Agreement,  dated  as  of  September 24, 1998, between
                  Everest Reinsurance Holdings, Inc. and First Chicago Trust Company of New York, as Rights Agent. The Rights Agreement includes as exhibits thereto the form of Certificate of Designation specifying the terms of the Preferred Shares and
                  the  form   of  Right  Certificate.  Pursuant  to  the  Rights
                  Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of (i) the tenth day after public announcement that a person or group has
                  acquired,  or  obtained  the  right  to  acquire,   beneficial
                  ownership of 15% or more of the outstanding shares of Common Stock or (ii) the tenth business day after the commencement of, or the announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock.

   99.            Press release of the Company dated September 24, 1998.